UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2016

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2016, the Board of Directors of Midwest Energy Emissions Corp. (the "Company") appointed Allan T. Grantham to the Board, effective immediately. In connection therewith, the Board had increased its size from four to five members and appointed Mr. Grantham to fill the vacancy.

Allan T. Grantham, age 64, is the founder and has been President of Atlas Estate Planning Services Limited, located in Halifax, Nova Scotia, since July 2003, which company specializes in personal and corporate estate planning services. Mr. Grantham, who has been in the insurance industry since 1978, has concentrated in the estate, tax and financial planning areas since 1983. Prior to starting Atlas Estate Planning Services Limited, Mr. Grantham was President of Atlantic Wealth Management Limited from 1993 to 2003. In Canada, Mr. Grantham is a designated CPCA (Certified Professional Consultant on Aging), CEA (Certified Executor Advisor), CFP (Certified Financial Planner) and TEP (member of Society of Trust and Estate Practitioners). Mr. Grantham and his wife have in the past and continue to be actively involved in various charitable organizations, both Halifax based and internationally, including creating "Friends of Haiti" which raises funds for projects and children in Haiti which is administered through Chalice Canada, a charity which provides nutrition, education and shelter to children and in elderly in various developing countries.

Mr. Grantham was also appointed to the Board's Compensation Committee as well as the Nominating Committee.

Mr. Grantham does not have any family relationships with any of the Company's directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Grantham and any other person pursuant to which he was selected as a director, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Mr. Grantham, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On June 9, 2016, the Company issued a press release announcing the appointment of Mr. Grantham, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1*	Press release issued on June 9, 2016

________

* Furnished herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: June 9, 2016	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer